EXHIBIT 99.4

WAIVER AND RELINQUISHMENT OF RIGHTS

THIS WAIVER AND RELINQUISHMENT OF RIGHTS (this “Waiver”) is made effective as of 6:00 p.m. Eastern Standard Time on the 1st day of November, 2002, by Cornerstone Propane GP, Inc., a California corporation (“GP Inc.”).

1.             Waiver of Economic Rights of General Partner Interest.  GP Inc. hereby irrevocably waives and relinquishes all of its right, title and interest in the economic rights associated with its general partner interest in Cornerstone Propane Partners, L.P. (the “MLP”), including any and all rights to receive any allocations of income, gain, loss, deductions, distributions or payments (other than for reimbursement, indemnification or similar rights) as described in the amended and restated agreements of limited partnership of the MLP or the OLP, or otherwise.

2.             Acknowledgment.  GP Inc. hereby acknowledges that this Waiver does not (i) diminish any of GP Inc.’s responsibilities, obligations or duties to either the MLP or Cornerstone Propane, L.P. (the “OLP”), (ii) constitute a contribution of its management rights as the Managing General Partner (as defined in the amended and restated agreements of limited partnership of the MLP and the OLP), (iii) constitute a withdrawal of the Managing General Partner, or (iv) constitute a waiver of the Managing General Partner’s rights or obligations of reimbursement or indemnity under the aforementioned partnership agreements.  GP Inc. intends to be, and will remain, the Managing General Partner without an economic interest in both the MLP and the OLP.

3.             Consent.  GP Inc. hereby consents to any future amendments made to the amended and restated agreements of limited partnership of the MLP or the OLP to reflect the Waiver described above.

4.             Governing Law.  This Waiver is governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, GP Inc. has executed and delivered this Waiver as of the date first set forth above.

CORNERSTONE PROPANE GP, INC.

By:	/s/ M.D. LEWIS
Name: M.D. Lewis
Title: Chairman of the Board